                                                                    Exhibit 4(c)


                   THE TIMKEN COMPANY LONG-TERM INCENTIVE PLAN
                (AS AMENDED AND RESTATED AS OF JANUARY 30, 2002)

                                                                             PAGE
                                                                             ----
1.  PURPOSE ...............................................................    1

2.  DEFINITIONS ...........................................................    1

3.  SHARES AVAILABLE UNDER THE PLAN .......................................    3

4.  OPTION RIGHTS .........................................................    4

5.  APPRECIATION RIGHTS ...................................................    5

6.  RESTRICTED SHARES .....................................................    6

7.  DEFERRED SHARES .......................................................    7

8.  PERFORMANCE SHARES AND PERFORMANCE UNITS ..............................    8

9.  AUTOMATIC AWARDS TO NONEMPLOYEE DIRECTORS .............................    8

10. TRANSFERABILITY .......................................................    9

11. ADJUSTMENTS ...........................................................    9

12. FRACTIONAL SHARES .....................................................   10

13. WITHHOLDING TAXES .....................................................   10

14. PARTICIPATION BY EMPLOYEES OF A LESS-THAN-80-PERCENT SUBSIDIARY .......   10

15. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND OTHER SPECIAL
    CIRCUMSTANCES .........................................................   10

16. FOREIGN EMPLOYEES .....................................................   10

17. ADMINISTRATION OF THE PLAN ............................................   10

18. AMENDMENTS AND OTHER MATTERS ..........................................   11

                   THE TIMKEN COMPANY LONG-TERM INCENTIVE PLAN
                (AS AMENDED AND RESTATED AS OF JANUARY 30, 2002)

            1. PURPOSE. The purpose of this Plan is to attract and retain directors, officers and key employees for The Timken Company, an Ohio corporation (the "Corporation"), and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

            2. DEFINITIONS. As used in this Plan,

               "APPRECIATION RIGHT" means a right granted pursuant to Section 5 of this Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

               "BASE PRICE" means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

               "BOARD" means the Board of Directors of the Corporation.

               "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

               "COMMITTEE" means the committee described in Section 17(a) of this Plan.

               "COMMON SHARES" means (i) shares of the common stock of the Corporation without par value and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Plan.

               "DATE OF GRANT" means the date specified by the Committee on which a grant of Option Rights or Appreciation Rights or Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto, including the date on which an automatic grant of Common Shares, Restricted Shares or Option Rights to a Nonemployee Director becomes effective pursuant to
               Section 9 of this Plan.

               "DEFERRAL PERIOD" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

               "DEFERRED SHARES" means an award pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

               "EVIDENCE OF AWARD" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Performance Units or awards to Nonemployee Directors. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

               "FREE-STANDING APPRECIATION RIGHT" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

               "INCENTIVE STOCK OPTIONS" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

               "LESS-THAN-80-PERCENT SUBSIDIARY" means a Subsidiary with respect to which the Corporation directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision-making power.

               "MANAGEMENT OBJECTIVES" means the achievement of a performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares and dividend equivalents. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Participant is employed. The Management Objectives applicable to any award to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision) shall be limited to specified levels of, growth in or peer company performance in: cash flow, cost of capital, debt reduction, earnings before interest and taxes, earnings per share, economic value added, free cash flow, inventory management, net income, productivity improvement, profit after tax, reduction of fixed costs, return on assets, return on equity, return on invested capital, sales and/or shareholder return. Management Objectives may be stated as a combination of the preceding factors.

               If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives to be unsuitable, the Committee may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate, except in the case of a covered employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

               "MARKET VALUE PER SHARE" means the fair market value of the Common Shares as determined by the Committee from time to time.

               "NONEMPLOYEE DIRECTOR" means a member of the Board who is not an employee of the Corporation or any Subsidiary.

               "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option Right.

               "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

               "OPTION RIGHT" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

               "PARTICIPANT" means a person who is selected by the Committee to receive benefits under this Plan and who is at that time an officer, including without limitation an officer who may also be a member of the Board, or other key employee of the Corporation or any Subsidiary or who has agreed to commence serving in any such capacity, and shall also include each Nonemployee Director who receives an award pursuant to Section 9 of this Plan.

               "PERFORMANCE PERIOD" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to
               Section 8 of this Plan within which the Management Objectives relating thereto are to be achieved.

               "PERFORMANCE SHARE" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

               "PERFORMANCE UNIT" means a bookkeeping entry that records a unit equivalent to $100.00 awarded pursuant to Section 8 of this Plan.

               "RELOAD OPTION RIGHTS" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to Section 4(f) of this Plan.

               "RESTRICTED SHARES" mean Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 or Section 9 hereof has expired.

               "RULE 16B-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

               "SPREAD" means, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Option Price specified in the related Option Right.

               "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

               "TANDEM APPRECIATION RIGHT" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

            3. SHARES AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 11 of this Plan, the maximum number of Common Shares issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights,
(ii) as Restricted Shares and released from all substantial risks of forfeiture,
(iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as automatic awards to Nonemployee Directors or
(vi) in payment of dividend equivalents paid with respect to awards made under this Plan, shall not in the aggregate exceed 11,700,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof; provided, however, that the number of Restricted Shares and Deferred Shares shall not (after taking any forfeitures into account and excluding all awards of Restricted Shares to Nonemployee Directors pursuant to
Section 9 of this Plan) exceed 10% of such maximum, subject to adjustment as provided in Section 11 of this Plan. The 11,700,000 maximum number of Common Shares described in the preceding sentence consist of 2,800,000 Common Shares that were approved in 1992, 3,000,000 Common Shares that were approved in 1996, 3,000,000 Common Shares that were approved in 2000 and 2,900,000 Common Shares that are being added as of this Amendment and Restatement. The foregoing figures reflect adjustments for the 1997 stock split.

                  (b) Upon the full or partial payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Corporation.

                  (c) Notwithstanding anything in this Plan to the contrary, the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed the maximum number of Common Shares first specified above in Section 3(a), subject to adjustment as provided in Section 11 of this Plan.

                  (d) The number of Performance Units that may be granted and paid out under this Plan shall not in the aggregate exceed 150,000.

                  (e) Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder.

                  (f) Notwithstanding any other provision of this Plan to the contrary, no Participant shall be granted Option Rights for more than 1,000,000 Common Shares during any period of five consecutive calendar years subject to adjustment as provided in Section 11 of this Plan.

                  (g) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any period of one calendar year receive awards of Performance Shares and Performance Units having an aggregate value as of their respective Dates of Grant in excess of $2,000,000.

            4. OPTION RIGHTS. The Committee may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

            (a) Each grant shall specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

            (b) Each grant shall specify an Option Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

            (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 4(d) below, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

            (d) Any grant may provide that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

            (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Common Shares to which the exercise relates.

            (f) Any grant may provide for the automatic grant to the Optionee of Reload Option Rights upon the exercise of Option Rights, including Reload Option Rights, for Common Shares or any other noncash consideration authorized under Sections 4(d) and (e) above.

            (g) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to such Participant remain unexercised.

            (h) Each grant (other than an award to a Nonemployee Director pursuant to Section 9) shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any such grant may provide for the earlier exercisability of such rights in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

            (i) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

            (j) Option Rights granted under this Plan may be (i) options that are intended to qualify under particular provisions of the Code, including without limitation Incentive Stock Options,
                  (ii) options that are not intended to so qualify or (iii) combinations of the foregoing.

            (k) On or after the Date of Grant of any Option Rights other than Incentive Stock Options, the Committee may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis. In the case of an Optionee who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision), the payment will be contingent on the achievement of Management Objectives for a specified period. The payment of dividend equivalents also may be subject to additional conditions. In no event shall any such Optionee in any period of one calendar year earn dividend equivalents with a value in excess of $750,000.

            (l) No Option Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

            (m) Each grant shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

            5. APPRECIATION RIGHTS. The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

            (a) Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Corporation to issue Common Shares or other equity securities in lieu of cash; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

            (b) Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

            (c) Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

            (d) Any grant may specify that an Appreciation Right may be exercised only in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

            (e) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

            (f) Each grant shall be evidenced by an Evidence of Award, which shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

            (g) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

            (h) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only
                  (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

            (i)   Regarding Free-standing Appreciation Rights only:

                  (i) Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

                  (ii) Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to such Participant remain unexercised;

                  (iii) Each grant shall specify the period or periods of
                        continuous employment of the Participant by the Corporation or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event; and

                  (iv) No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

            6. RESTRICTED SHARES. The Committee may also authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

            (a) Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

            (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

            (c) Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period of at least three years to be determined by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event; provided, however, that the Committee may authorize the grant or sale of Restricted Shares that are subject to such a risk of forfeiture for periods of less than three years in amounts that, when taken together with any Deferred Shares granted or sold on such terms pursuant to
                  Section 7(c) of this Plan (after taking any forfeitures into account and excluding all awards of Restricted Shares to Nonemployee Directors pursuant to Section 9 of this Plan), in the aggregate do not exceed two percent of the maximum number of Common Shares specified in Section 3(a) above as being available for awards pursuant to this Plan.

            (d) Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

            (e) Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each such grant shall specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

            (f) Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

            (g) Each grant or sale shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise authorized or directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

            7. DEFERRED SHARES. The Committee may also authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

            (a) Each grant or sale shall constitute the agreement by the Corporation to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

            (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

            (c) Each grant or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period of at least three years, which shall be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event; provided, however, that the Committee may authorize the grant or sale of Shares that are subject to Deferral Periods of less than three years in amounts that, when taken together with any Restricted Shares granted or sold on such terms pursuant to
                  Section 6(c) of this Plan (and after taking any forfeitures into account and excluding all awards of Restricted Shares to Nonemployee Directors pursuant to Section 9 of this Plan), in the aggregate do not exceed two percent of the maximum number of Common Shares specified in Section 3(a) above as being available for awards pursuant to this Plan.

            (d) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or additional Common Shares on a current, deferred or contingent basis.

            (e) Each grant or sale shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

            8. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee may also authorize grants to Participants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

            (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, subject to the limitations in Section 3, which may be subject to adjustment to reflect changes in compensation or other factors.

            (b) The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Committee on the Date of Grant and may be subject to earlier termination in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

            (c) Each grant shall specify the Management Objectives that are to be achieved by the Participant and each grant shall specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives.

            (d) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

            (e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

            (f) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or in additional Common Shares on a current, deferred or contingent basis.

            (g) Each grant of Performance Shares or Performance Units shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

            9. AUTOMATIC AWARDS TO NONEMPLOYEE DIRECTORS. Common Shares, Restricted Shares and Option Rights shall be automatically granted to Nonemployee Directors as follows:

            (a) 2,000 Restricted Shares shall be granted to each Nonemployee Director who was not an employee of the Corporation or any Subsidiary at the time of his first election or appointment to the Board. Such Restricted Shares shall become transferable and nonforfeitable at the rate of 20 percent per year.

            (b) 500 Common Shares shall be granted to each Nonemployee Director immediately following each annual meeting of shareholders thereafter for so long as he continues to be a Nonemployee Director. Such Common Shares shall be subject only to a restriction on transfer for a period of six months immediately following the Date of Grant thereof and shall bear a legend to the effect.

            (c) An Option Right to purchase 3,000 Common Shares shall be granted to each Nonemployee Director immediately following each annual meeting of shareholders including the annual meeting at which such Nonemployee Director is first elected to the Board or the first annual meeting after appointment to the Board for so long as he continues to be a Nonemployee Director. The purchase price per Common Share for which each such Option Right is exercisable shall be a price equal to the closing price on the last trading day prior to the annual meeting as quoted on the New York Stock Exchange.

            Each grant of Restricted Shares shall be evidenced by an Evidence of Award consisting of an award agreement in substantially the form of Exhibit A hereto and shall be subject to all of the terms and conditions set forth therein.

            Each Option to purchase Common Shares shall be evidenced by an Evidence of Award consisting of an award agreement in substantially the form of Exhibit B hereto and shall be subject to all of the terms and conditions set forth therein.

            10. TRANSFERABILITY. (a) No Option Right or other derivative security (as that term is used in Rule 16b-3) awarded under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Option Rights and Appreciation Rights shall be exercisable during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for transferability of particular awards under this Plan.

            (b) Any award made under this Plan may provide that all or any part of the Common Shares that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights or upon the termination of the Deferral Period applicable to Deferred Shares, or in payment of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 6 of this Plan, shall be subject to further restrictions upon transfer.

            11. ADJUSTMENTS. The Committee may make or provide for such adjustments in the (a) number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Option Rights and Appreciation Rights, and (c) kind of shares (including shares of another issuer) covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the numbers and kind of shares specified in Section 3, and in the number of Common Shares, Restricted Shares and Option Rights to be granted automatically pursuant to Section 9 of this Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

            12. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

            13. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. In no event, however, shall the Corporation accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than six months to satisfy any tax obligations resulting from any such transaction.

            14. PARTICIPATION BY EMPLOYEES OF A LESS-THAN-80-PERCENT SUBSIDIARY. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Less-Than-80-Percent Subsidiary, regardless whether such Participant is also employed by the Corporation or another Subsidiary, the Committee may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Participant and the Less-Than-80-Percent Subsidiary pursuant to this Plan) the Common Shares that would otherwise be delivered by the Corporation upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Participant to the Corporation. Any such award may be evidenced by an agreement between the Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Committee and the Less-Than-80-Percent Subsidiary. All Common Shares so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

            15. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND OTHER SPECIAL CIRCUMSTANCES. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right that is or is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 10(b) of this Plan, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including, without limitation, accelerating the date when any such Option Right becomes exercisable, or waiving or modifying any other limitation or requirement with respect to any award under this Plan.

            16. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by the Corporation or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

            17. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Compensation Committee of the Board, as constituted from time to time. The Committee shall be composed of not less than three members of the Board, each of whom shall be a "nonemployee director" within the meaning of Rule 16b-3 and an

"outside director" within the meaning of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

            (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares or Deferred Shares, Performance Shares and Performance Units and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

            18. AMENDMENTS AND OTHER MATTERS. (a) This Plan may be amended from time to time by the Committee; provided, however, that any amendment that must be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Corporation's authority to offer similar or dissimilar benefits under other plans or otherwise with or without shareholder approval. Without limiting the generality of the foregoing, the Committee may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

            (b) The Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, under Section 9, the deferral may be effected by the Participant's agreement to forego or exchange his or her award of Restricted Shares and receive an award of Deferred Shares. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Common Shares.

            (c) The Committee may condition the grant of any award or combination of awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or any Subsidiary to the Participant.

            (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

            (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option Right; provided, however, that such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

                                    EXHIBIT A

                               THE TIMKEN COMPANY

                         RESTRICTED SHARE AGREEMENT FOR
                              NONEMPLOYEE DIRECTORS

_______________________________, Grantee:

            The Timken Company (the "Company") pursuant to its Long-Term Incentive Plan (as Amended and Restated as of January 30, 2002) (the "Plan") has this day granted to you, the above-named grantee, a total of ( ) Common Shares of the Company ("Common Shares") subject to the following terms, conditions, limitations and restrictions:

            1. The Common Shares subject to this grant shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in your name and endorsed with an appropriate legend referring to the restrictions hereinafter set forth. You shall have all the rights of a shareholder with respect to such shares, including the right to vote the shares and receive all dividends paid thereon, provided that such shares, and any additional shares that you may become entitled to receive by virtue of a share dividend, a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company, shall be subject to the restrictions hereinafter set forth.

            2. The Common Shares subject to this grant may not be assigned, exchanged, pledged, sold, transferred or otherwise disposed of by you, except to the Company, and shall be subject to forfeiture as herein provided until five years have elapsed from the date of this grant, except that (a) 20 percent of such shares shall become freely transferable and nonforfeitable at the end of each year from and after the date of this grant and (b) your rights with respect to such shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer in violation of the provisions of this paragraph shall be null and void, and the purported transferee shall obtain no rights with respect to such shares.

            3. All of the Common Shares subject to this grant that are then forfeitable shall be forfeited by you if your service as a member of the Board of Directors of the Company (a "Director") is terminated before the fifth anniversary of the date of this grant; provided, however, if your service as a Director of the Company is terminated before the fifth anniversary of the date of this grant as a result of your death or disability, or owing to your removal as a Director without cause, a portion of the shares covered by this grant that then remain forfeitable shall become freely transferable and nonforfeitable as follows: that number of shares shall become freely transferable and nonforfeitable which bears the same ratio to the total number of shares subject to this grant that then remain forfeitable and would have become forfeitable at the next anniversary date as the number of full months from the date of this grant (or, if such service is terminated after the first anniversary of the date of this grant, then from the date of the latest anniversary) to the date of termination of such service bears to 12, and the balance of the shares subject to this grant shall be forfeited to the Company.

            4. During the period in which the restrictions on transfer and risk of forfeiture provided in paragraphs 2 and 3 above are in effect, the certificates representing the Common Shares covered by this grant shall be retained by the Company, together with the accompanying stock power signed by you and endorsed in blank.

            5. Upon any change in control of the Company, the restrictions on transfer and risk of forfeiture provided in paragraphs 2 and 3 above shall lapse and terminate with respect to all of the Common Shares that are subject to this grant to which such restriction and risk then remain applicable. For purposes of this grant, the term "change in control" shall mean the occurrence of any of the following events:

      (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either: (i) the then-outstanding Common Shares or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Shares"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a change in control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 5; or

      (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Shares and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66-2/3% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Shares and Voting Shares of the Company, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

      (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

            6. This grant of restricted Common Shares is made pursuant to the Plan, a copy of which is attached hereto. This grant is subject to all of the terms and provisions of the Plan, which are incorporated herein by reference. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

            Dated this ____ day of ______________________, 200_


                                        THE TIMKEN COMPANY

                                        By:___________________________
                                             Name:
                                             Title:

Accepted and agreed to: _________________
Dated:_____________________

                                    EXHIBIT B

                               THE TIMKEN COMPANY

                     NONQUALIFIED STOCK OPTION AGREEMENT FOR
                              NONEMPLOYEE DIRECTORS

            WHEREAS, ____________ (the "Optionee") is a nonemployee Director (a "Nonemployee Director") of The Timken Company (the "Company").

            NOW, THEREFORE, pursuant to the Company's Long-Term Incentive Plan (as Amended and Restated as of January 30, 2002) (the "Plan") and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby grants to _____________________ (the "Optionee"), effective as of the date of the Annual Meeting of Shareholders of the Company last written below (the "Date of Grant") a nonqualified stock option (the "Option") to purchase 3,000 shares of the Company's common stock without par value (the "Common Shares") at the exercise price of _____________________ ($________) per Common Share (the "Exercise Price").

            1. Vesting of Option. (a) Unless terminated as hereinafter provided, the Option shall be exercisable with respect to all of the Common Shares covered by the Option after the Optionee continuously serves as a Nonemployee Director of the Company for a period of one (1) year following the Date of Grant.

                  (b) Notwithstanding the provisions of Section 1(a) hereof, the Option shall become immediately exercisable in full upon any change in control of the Company that shall occur while the Optionee is a Nonemployee Director of the Company. For the purposes of this agreement, the term "change in control" shall mean the occurrence of any of the following events:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either: (A) the then-outstanding Common Shares or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Shares"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and
      (C) of subsection (iii) of this Section 1(b); or

                  (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Shares and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66-2/3% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business

      Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Shares and Voting Shares of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and
      (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  (c) Notwithstanding the provisions of Section 1(a) hereof, the Option shall become immediately exercisable in full if the Optionee should (i) retire (within the meaning in the Board's General Policies & Procedures), (ii) die, (iii) become permanently disabled (within the meaning of the Company's long-term disability plan) while serving as a Nonemployee Director of the Company, or (iv) otherwise cease to be a Nonemployee Director of the Company for any reason; provided, however, that this Option shall become immediately exercisable in full pursuant to Section 1(c)(iv) only if the Optionee shall have continuously served as a Nonemployee Director for at least six months following the Date of Grant.

                  (d) To the extent that the Option shall have become exercisable in accordance with the terms of this agreement, it may be exercised in whole or in part from time to time thereafter.

            2. Termination of Option. The Option shall terminate automatically and without further notice on the earliest of the following dates:

                  (a) five years after the date upon which the Optionee ceases to be a Nonemployee Director of the Company or subsidiary for any reason, except death;

                  (b) one year after the date of the Optionee's death; or

                  (c) ten years after the Date of Grant.

            3. Payment of Exercise Price. The Exercise Price shall be payable
(a) in cash in the form of currency or check or other cash equivalent acceptable to the Company, (b) by transfer to the Company of nonforfeitable, unrestricted Common Shares that have been owned by the Optionee for at least six months prior to the date of exercise or (c) by any combination of the methods of payment described in Sections 3(a) and 3(b) hereof. Nonforfeitable, unrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Exercise Price shall be valued on the basis of their fair market value as determined by the Committee from time to time. Subject to the terms and conditions of Section 4 hereof, and subject to any deferral election the Optionee may have made pursuant to any plan or program of the Company, the Company shall cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the Exercise Price in full.

            4. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law. To the extent that the Ohio Securities Act shall be applicable to the Option, the Option shall not be exercisable unless the Common Shares or other securities covered by the Option are (a) exempt from registration thereunder, (b) the subject of a transaction that is exempt from compliance therewith, (c) registered by description or qualification thereunder or (d) the subject of a transaction that shall have been registered by description thereunder.

            5. Transferability and Exercisability.

                  (a) Except as provided in Section 5(b) below, the Option including any interest in thereof, shall not be transferable by the Optionee except by will or the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee only by him or, in the event of his legal incapacity to do so, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

                  (b) Notwithstanding Section 5(a) above, the Option or any interest in thereof, may be transferable by the Optionee, without payment of consideration therefor, to any one or more members of the immediate family of Optionee (as defined in Rule 16a-1(e) under the Exchange Act), or to one or more trusts established solely for the benefit of such members of the immediate family or to partnerships in which the only partners are such members of the immediate family of the Optionee; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Optionee.

            6. Adjustments. The Committee shall make any adjustments in the Exercise Price and the number or kind of shares of stock or other securities covered by the Option that the Committee may determine to be equitably required to prevent any dilution or expansion of the Optionee's rights under this agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization or partial or complete liquidation involving the Company or (c) other transaction or event having an effect similar to any of those referred to in Section 6(a) or 6(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Committee may provide in substitution of any or all of the Optionee's rights under this agreement such alternative consideration as the Committee may determine in good faith to be equitable under the circumstances.

            7. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee with respect to the Option without the Optionee's consent.

            8. Severability. In the event that one or more of the provisions of this agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

            9. Governing Law. This agreement is made under, and shall be construed in accordance with, the laws of the State of Ohio.

            10. Relation to Plan. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

            Dated this ____ day of ______________________, 200_



                                        THE TIMKEN COMPANY


                                        By:___________________________
                                             Name:
                                             Title:


Accepted and agreed to: _________________
Dated:_____________________


                                      B-3